                                                                     EXHIBIT 3.1



                         CERTIFICATE OF INCORPORATION

                                       OF

                         BRISTOL HOTELS & RESORTS, INC.

     The undersigned, being a natural person of the age of eighteen (18) years or more, acting as incorporator in order to form the Corporation under the provisions and subject to the requirements of the laws of the State of Delaware, particularly Chapter 1, Title 8 of the Delaware code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the General Corporation Law ("GCL") of the State of Delaware for the purposes hereinafter stated, do hereby adopt and certify the following Certificate ("Certificate") for such Corporation:

                                  ARTICLE ONE

     The name of the corporation ("Corporation") is Bristol Hotels & Resorts,
Inc.

                                  ARTICLE TWO

     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

                                 ARTICLE THREE

     The purpose or purposes for which the Corporation is organized are to engage in and transact any or all lawful acts, activities or businesses for which corporations may be organized under the GCL. The period of its duration is perpetual.

                                  ARTICLE FOUR

     The aggregate number of shares which the Corporation has the authority to issue is 1,000 shares of the par value of $0.01 each. The shares are designated Common Stock and have identical rights and privileges in every respect. Each holder of Common Stock will have one vote for each share of Common Stock held.

                                  ARTICLE FIVE

     The address of the Incorporator of the Corporation in the State of Delaware is 14295 Midway, Dallas, Texas 75244. The name of the Incorporator of the Corporation at that address is Lynn Marie Lucier. The powers of the Incorporator shall terminate upon the filing of the Certificate.

                                  ARTICLE SIX

     The names and mailing addresses of the initial directors who are to serve until the first annual meeting of the stockholders, or until their successors are elected and qualified, are:


          Name                          Mailing Address
          ----                          ---------------
     J. Peter Kline                     14295 Midway Road
                                        Dallas, Texas 75244

     John A. Beckert                    14295 Midway Road
                                        Dallas, Texas 75244

                                 ARTICLE SEVEN

     Directors shall be elected by majority vote. Cumulative voting shall not be permitted.

                                 ARTICLE EIGHT

     No holder of any stock of the Corporation shall be entitled as a matter of right to purchase or subscribe for any part of (i) any stock of the Corporation authorized by this Certificate, (ii) any additional stock of any class to be issued by reason of any increase in the authorized stock of the Corporation, or (iii) any bonds, certificates of indebtedness, debentures, warrants, options or other securities convertible into any class of stock of the Corporation, but any stock authorized by this Certificate or any such additional authorized stock or securities convertible into any stock may be issued and disposed of by the Board of Directors to such persons, firms, Corporations, or associations for such consideration, upon such terms and in such manner as the Board of Directors may, in its discretion, determine to be appropriate without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders, provided only that such issuance may not be inconsistent with any provision of law or with any of the provisions of this Certificate.

                                  ARTICLE NINE

     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The directors shall have concurrent power with and independent from the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

          (2) The maximum number of directors which may serve the Corporation from time-to-time shall be fixed by the Bylaws of the Corporation in the manner provided therein. Election of directors need not be by written ballot unless the Bylaws so provide.

          (3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

                                  ARTICLE TEN

     The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                 ARTICLE ELEVEN

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware
Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on this Corporation and on all the creditors or class of creditors, and/or on all stockholders or class of stockholders, of this Corporation, as the case may be.

                                 ARTICLE TWELVE

     The Corporation shall indemnify directors, officers, employees and agents of the Corporation in a manner and to the maximum extent permitted from time-to-time by the Delaware General Corporation Law and the Bylaws of this Corporation.

                                ARTICLE THIRTEEN

     A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article shall not authorize the elimination or limitation of the liability to the extent the director is found liable for:

          (1) a breach of the director's duty of loyalty to the Corporation or its stockholders;

          (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

          (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

          (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

                                ARTICLE FOURTEEN

     Stockholders, an owner of any beneficial interest in the shares, or a subscriber for shares whose subscription has been accepted shall be under no obligation to the Corporation or to its obligees with respect to:

          (1) such shares other than the obligation to pay the Corporation the full amount of the consideration fixed in compliance with the GCL, for which such shares were or are to be issued;

          (2) any contractual obligation of the Corporation on the basis of actual or constructive fraud, or a sham to perpetrate a fraud, unless the obligee demonstrates that the holder, owner, or subscriber caused the Corporation to be used for the purpose of perpetrating, and did perpetrate, an actual fraud on the obligee primarily for the direct personal benefit of the holder, owner, or subscriber; or

          (3) any contractual obligation of the Corporation on the basis of the failure of the Corporation to observe any corporate formality, including, without limitation:

              (a) the failure to comply with any requirement of the GCL or the Certificate or Bylaws of the Corporation;

              (b) the failure to observe any requirement prescribed by the GCL or the Certificate or Bylaws for acts to be taken by the Corporation, its Board of Directors or stockholders.

     IN WITNESS WHEREOF, this Certificate has been executed this 20th day of March, 1998, by the undersigned who affirms that the statements contained herein are true and correct under penalty of perjury.



                                                 /s/ LYNN MARIE LUCIER
                                                 -------------------------------
                                                 Lynn Marie Lucier, Incorporator